                                                                    EXHIBIT 4.19


                                    SERIES G
                                WARRANT AGREEMENT



     This WARRANT AGREEMENT (this "Agreement") is made and entered into as of _______________, 20__, between Raptor Networks Technology, Inc., a Colorado corporation (the "Company") and _______________________________________________
("Holder").

                                 R E C I T A L S

     WHEREAS, the Company proposes to issue to Holder the number of warrants (the "Warrants") set forth on the Warrant Certificate attached hereto, each such Warrant entitling the holder thereof to purchase one share of Common Stock of the Company (the "Exercise Shares," "Shares," or the "Common Stock"); and

     WHEREAS, the Warrants which are the subject of this Agreement will be issued by the Company to Holder as part of consideration payable to Holder in connection with an investment by the Holder pursuant to the private offering by the Company as described in the Company's Private Placement Memorandum dated March 15, 2005 (the "Offering").

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                                A G R E E M E N T

     1. WARRANT CERTIFICATES. The warrant certificates to be delivered pursuant to this Agreement (the "Warrant Certificates") shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Warrant Agreement.

     2. DURATION, EXERCISE, AND REDEMPTION OF WARRANTS. Each Warrant may be exercised from the date of this Agreement until 11:59 P.M. (Pacific time) on the date which is five full years from the date of this Agreement, or until the Company calls the Warrant pursuant to Section 2.3, whichever comes first (the "Expiration Date").

          Each Warrant not exercised on or before the Expiration Date shall expire. Each Warrant shall entitle its holder to purchase from the Company one share of Common Stock at an exercise price of $2.50 per share, subject to adjustment as set forth below ("Exercise Price").

          2.1 FRACTIONAL SHARES. The Company shall not be required to issue fractional shares of common stock upon the exercise of this Warrant or to deliver Warrant Certificates which evidence fractional shares of common stock. In the event that a fraction of an Exercise Share would, except for the provisions of this paragraph 2.1, be issuable upon the exercise of this Warrant, the Company shall pay to the Holder exercising the Warrant an amount in cash equal to such fraction multiplied by the current market value of the Exercise Share.

          2.2 CURRENT MARKET VALUE. For purposes of this Agreement, the current market value shall be determined as follows:

               (a) if the Exercise Shares are traded in the over-the-counter market and not on any national securities exchange and not in the NASDAQ Reporting System, the average of the last bid and asked prices per share, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, for the last Trading Day (as defined below) prior to the date on which this Warrant is exercised, or, if not so reported, the average of the closing bid and asked prices for an Exercise Share as furnished to the Company by any member of the National Association of Securities Dealers, Inc., selected by the Company for that purpose;

               (b) if the Exercise Shares are listed or traded on a national securities exchange or in the NASDAQ Reporting System, the closing price on the principal national securities exchange on which they are so listed or traded or in the NASDAQ Reporting System, as the case may be, on the last Trading Day prior to the date of the exercise of this Warrant. The closing price referred to in this Clause (b) shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange on which the Exercise Shares are then listed or in the NASDAQ Reporting System; or

               (c) if no such closing price or closing bid and asked prices are available, as determined in any reasonable manner as may be prescribed by the Board of Directors of the Company.

          2.3 CALL OF WARRANTS BY THE COMPANY. Subject to the terms and conditions set forth herein, on any date during the period between the date of this Agreement and the Expiration Date, on or after the first day after the 30 Trading Day (as defined below) average price of the Common Stock exceeds $3.50 per share (the "Call Date"), the Company shall have the right to deliver written notices to the Holder (each, a "Call Notice" and the day a Call Notice is delivered, a "Delivery Date"), providing the Company with an option to call, on the third Trading Day following the receipt of the Call Notice ("the Exercise Date"), any or all Warrants. The Company may not deliver a Call Notice unless and until all of the conditions set forth in Section 2.3 have been satisfied by the Company or waived by the Holder.

               As used herein, "Trading Day" means a day on which the shares of Common Stock are traded on the Nasdaq SmallCap Market ("NASDAQ") or the New York Stock Exchange, Inc., American Stock Exchange, Inc., or Nasdaq National Market ("Subsequent Market") on which the shares of Common Stock are then listed or quoted, or (b) if the shares of Common Stock are not listed on the NASDAQ or a Subsequent Market, a day on which the shares of Common Stock are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the shares of Common Stock are not quoted on the OTC Bulletin Board, a day on which the shares of Common Stock are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); PROVIDED, HOWEVER, that in the event that the shares of Common Stock are not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any calendar day that is not a Saturday, Sunday or federal holiday.

               (a) CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER A CALL NOTICE. The right of the Company to deliver a Call Notice is subject to the satisfaction by the Company or waiver by the Holder, at or before the applicable Delivery Date and the applicable Exercise Date, of each of the following conditions:

                    (i) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES IN THE INVESTORS' RIGHTS AGREEMENT. Any material representations and warranties of the Company contained in the Investors' Rights Agreement, dated March 22, 2005, by and between the Company and Holder shall be true and correct as of the date when made, as of the applicable Delivery Date as though made on and as of the applicable Delivery Date and as of the applicable Exercise Date as though made on and as of the applicable Exercise Date;

                    (ii) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement and the Investors' Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Delivery Date and the applicable Exercise Date;

                    (iii) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Investors' Rights Agreement;

                    (vi) TRADING THRESHOLD. For the 30 Trading Days immediately preceding the applicable Delivery Date, the average of the Per Share Market Value (as defined below) for such 30 Trading Days shall be at least $3.50.

                    As used herein, "Per Share Market Value" means on any particular date (a) the closing bid price per share of Common Stock on such date on the NASDAQ or on such Subsequent Market on which the shares of Common Stock are then listed or quoted, or if there is no such price on such date, then the average of the closing bid and asked prices on the NASDAQ or on such Subsequent Market on the date nearest preceding such date, or (b) if the shares of Common Stock are not then listed or quoted on the NASDAQ or a Subsequent Market, the average of the closing bid and asked prices for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the shares of Common Stock are not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the shares of Common Stock are not then publicly traded, the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding; and

                    (v) NOTICE. Notice of the Call Date shall be given to registered holders of Warrants in the manner provided in Section 12.

     3. MUTILATED OR MISSING WARRANT CERTIFICATES. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed prior to its Expiration Date, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, upon receipt of an indemnity reasonably satisfactory to the Company, a new Warrant Certificate of like tenor and representing an equivalent right or interest.

     4. RESERVATION OF SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in its treasury for the purpose of enabling it to satisfy its obligation to issue Shares upon exercise of Warrants, the full number of Shares deliverable upon the exercise of all outstanding Warrants.

          The Company covenants that all Shares which may be issued upon exercise of Warrants in accordance with this Warrant Agreement will be validly issued, fully paid and nonassessable outstanding Shares of the Company.

     5. RIGHTS OF HOLDER. The Holder shall not, by virtue of anything contained in this Warrant Agreement or otherwise, prior to exercise of this Warrant, be entitled to any right whatsoever, either in law or equity, of a stockholder of the Company, including without limitation, the right to receive dividends or to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company of any other matter.

     6. INVESTMENT INTENT. Holder represents and warrants to the Company that Holder is acquiring the Warrants for investment and with no present intention of distributing or reselling any of the Warrants.

     7. CERTIFICATES TO BEAR LANGUAGE. The Warrants and the certificate or certificates therefor shall bear the following legend by which each holder shall be bound:

                  "THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK (OR OTHER SECURITIES) ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."

                  The Shares and the certificate or certificates evidencing any such Shares shall bear the following legend:

                  "THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."

                  Certificates for Warrants without such legend shall be issued if such warrants or shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or if the Company has received an opinion from counsel reasonably satisfactory to counsel for the Company, that such legend is no longer required under the Act.

     8. REGISTRATION RIGHTS. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in an Investors' Rights Agreement, dated March 22, 2005, by and between the Company and Holder.

     9. ADJUSTMENT OF NUMBER OF SHARES AND CLASS OF CAPITAL STOCK PURCHASABLE. The number of Shares and class of capital stock purchasable under this Warrant Agreement are subject to adjustment from time to time as set forth in this Section.

          (a) Adjustment for Change in Capital Stock. If the Company:

               (i) pays a dividend or makes a distribution on its Common Stock, in each case, in shares of its Common Stock; (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

               (iii) combines its outstanding shares of Common Stock into a smaller number of shares;

               (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

               (v) issues by reclassification of its shares of Common Stock any shares of its capital stock;

then the number and classes of shares purchasable upon exercise of each Warrant in effect immediately prior to such action shall be adjusted so that the holder of any Warrant thereafter exercised may receive the number and classes of shares of capital stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action.

               For a dividend or distribution the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

               If after an adjustment the Holder, upon exercise of a Warrant, may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall in good faith determine the allocation of the adjusted Exercise Price between or among the classes of capital stock. After such allocation, that portion of the Exercise Price applicable to each share of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Agreement. Notwithstanding the allocation of the Exercise Price between or among shares of capital stock as provided by this Section 9(a), a Warrant may only be exercised in full by payment of the entire Exercise Price currently in effect.

          (b) CONSOLIDATION, MERGER OR SALE OF THE COMPANY. If the Company is a party to a consolidation, merger or transfer of assets which reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Company's obligations under this Warrant Agreement. Upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger or transfer if the holder had exercised the Warrant immediately before the effective date of such transaction. As a condition to the consummation of such transaction, the Company shall arrange for the person or entity obligated to issue securities or deliver cash or other assets upon exercise of the Warrant to, concurrently with the consummation of such transaction, assume the Company's obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this
Section 9.

     10. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or Holder shall bind and inure to the benefit of their respective successor and assigns hereunder.

     11. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all proposes be deemed to be an original, and such counterparts shall together constitute by one and the same instrument.

     12. NOTICES. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the address of the Holder as set forth in Holder's subscription document and to the address of the Company as set forth in the Company's Private Placement Memorandum dated March 15, 2005. The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

     13. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Warrant Agreement without the approval of any Holders in order to cure any ambiguity or to be correct or supplement any provision contained herein which may be defective or inconsistent with any other provision, or to make any other provisions in regard to matters or questions herein arising hereunder which the Company may deem necessary or desirable and which shall not materially adversely affect the interest of the Holder. All other supplements or amendments to this Warrant Agreement must be signed by the party against whom such supplement or amendment is to be enforced.

     14. SEVERABILITY. If for any reason any provision, paragraph or term of this Warrant Agreement is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all terms, provisions and paragraphs of this Warrant shall be deemed to be severable.

     15. GOVERNING LAW AND VENUE. This Warrant shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed and construed in accordance with the laws of said State, without reference to the choice of law principles thereof. Any proceeding arising under this Warrant Agreement shall be instituted in the County of Orange, State of California.

                            [CONTINUED ON NEXT PAGE]

     16. HEADINGS. Paragraphs and subparagraph headings, used herein are included herein for convenience of reference only and shall not affect the construction of this Warrant Agreement nor constitute a part of this Warrant Agreement for any other purpose.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.

                                       "COMPANY"

                                       RAPTOR NETWORKS TECHNOLOGY, INC.


                                       By: /s/ Bob van Leyen
                                           -------------------------------------
                                           Name: Bob van Leyen
                                           Title: CFO

                                       "HOLDER"


                                       -----------------------------------------


                                       By:
                                       Name:
                                       Title:

                                                                       Exhibit A

          .THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK (OR OTHER SECURITIES) ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.


                                                 Warrant Certificate No. W-G-___


         SERIES G WARRANT TO PURCHASE __________ SHARES OF COMMON STOCK

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                           INCORPORATED UNDER THE LAWS
                            OF THE STATE OF COLORADO

This certifies that, for value received, ______________________________________, the registered holder hereof or assigns (the "Holder"), is entitled to purchase from Raptor Networks Technology, Inc. (the "Company"), at any time prior to the date which is five full years from the date of issuance of these Warrants at the purchase price per share of $2.50 (the "Warrant Price"), the number of Shares of Common Stock of the Company set forth above (the "Shares"). The number of Shares issuable upon exercise of each Warrant evidenced hereby and the Warrant Price shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

The Warrants evidenced hereby represent the right to purchase an aggregate of up to the number of Shares of Common Stock of the Company set forth above, subject to certain adjustments, and are issued under and in accordance with a Warrant Agreement of even date herewith (the "Warrant Agreement"), between the Company and the Holder and are subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder by acceptance hereof consents. All capitalized terms in this Warrant Certificate, to the extent not otherwise defined herein, shall have the meaning assigned to such terms in the Warrant Agreement.

The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided thereon) and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made as described in the Warrant Agreement.

Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Holder a new Warrant Certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of Shares as evidenced by the Warrant or Warrants exchanged. No fractional Shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants in accordance with the Warrant Agreement. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agreement.

This Warrant Certificate does not entitle any Holder to any of the rights of a stockholder of the Company unless and until the Holder exercises its rights to purchase Shares hereunder.

                                                RAPTOR NETWORKS TECHNOLOGY, INC.


Dated:  _______________                     By: /s/ Bob van Leyen
                                                --------------------------------
                                                Name: Bob van Leyen
                                                Title: CFO

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                                  PURCHASE FORM

RAPTOR NETWORKS TECHNOLOGY, INC.
1241 E. Dyer Road
Suite 150
Santa Ana, California 92705

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, ____________ Shares of Common Stock (the "Shares") provided for therein, and requests that certificates for the Shares be issued in the name of:

________________________________________________________________________________
                           (Please Print or Type Name)

________________________________________________________________________________
                          (Address, including zip code)

________________________________________________________________________________
                      (Social Security No. or Tax I.D. No.)

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant Certificate for the balance of the Shares purchasable under the within Warrant Certificate be registered in the name of the undersigned Holder or his Assignee as below indicated and delivered to the address stated below.

Name of Holder
or Assignee:____________________________________________________________________
                                 (Please Print)

Address:________________________________________________________________________

________________________________________________________________________________

Signature:_________________________________________ Dated:______________________

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signatures Guaranteed:__________________________________________________________
(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

                                   ASSIGNMENT
                 (To be signed only upon assignment of Warrants)



         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned represented by the attached Warrant with respect to the number of Shares covered by the Warrant set forth below:

          (Name and Address of Assignee Must Be Printed or Typewritten)

Name of Assignee     Social Security No.       Address            No. of
                     or Tax ID No.                                Shares

________________________________________________________________________________

and does hereby irrevocably constitute and appoint ____________________________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

Dated: _______________                __________________________________________
                                      Signature of Registered Holder

Note: The signature on this assignment must correspond with the name as it appears upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed: (Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)